CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 2-90309 on Form N-1A under the Securities Act of 1933, of our report dated February 10, 2006, relating to the financial statements and financial highlights of Summit Mutual Funds, Inc. - Pinnacle Series, including Zenith Portfolio, Bond Portfolio, S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Nasdaq-100 Index Portfolio, Russell 2000 Small Cap Index Portfolio, EAFE International Index Portfolio, and Lehman Aggregate Bond Index Portfolio appearing in the Annual Report on Form N-CSR of Summit Mutual Funds, Inc. - Pinnacle Series for the year ended December 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements and Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Chicago, Illinois
April 27, 2006